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                                                                    EXHIBIT 3.17

ENDORSED
FILED in the Office of the
Secretary of State of Texas
March 16, 2001
Corporations Section

                             ARTICLES OF CONVERSION

                                       OF

                        INSPIRATION MEDIA OF TEXAS, INC.


        Inspiration Media of Texas, Inc., a Texas corporation (the "Corporation"), does hereby certify the following in accordance with Article
5.18 of the Texas Business Corporation Act:

        1. The name of the Corporation is "Inspiration Media of Texas, Inc." The Corporation is a Texas corporation. The Corporation is the converting entity.

        2. The name of the Texas limited liability company into which the Corporation is being converted (the "LLC") is "Inspiration Media of Texas, LLC". The LLC is the converted entity.

        3. A Plan of Conversion has been approved by the unanimous vote of all of the directors and all of the stockholders of the Corporation in accordance with the provisions of Article 5.17 of the Texas Business Corporation Act.

        4. An executed Plan of Conversion is on file at the principal place of business of the Corporation at 4880 Santa Rosa Road, Suite 300, Camarillo, CA 93012, and an executed Plan of Conversion will be on file, from and after the conversion, at the principal place of business of the LLC at 4880 Santa Rosa Road, Suite 300, Camarillo, CA 93012.

        5. A copy of the Plan of Conversion will be furnished by the Corporation (prior to the conversion) or the LLC (after the conversion), on written request and without cost, to any owner of either the Corporation or the LLC.

        6. The total number of outstanding shares of each class of the Corporation are as follows:

               CLASS                                      NUMBER OF SHARES
               -----                                      ----------------
               Common                                            1,000

        7. One hundred percent (100%) of the outstanding shares of the Corporation voted



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for the Plan of Conversion.

        8. These Articles of Conversion shall become effective on March 9, 2001.


        IN WITNESS WHEREOF, the undersigned has executed these Articles of Conversion of Inspiration Media of Texas, Inc. effective as of March 9, 2001.


                                            INSPIRATION MEDIA OF TEXAS, INC.,
                                            a Texas Corporation


                                            By: /s/ Jonathan L. Block
                                                --------------------------------
                                                   Jonathan L. Block,
                                                   Vice President



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